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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 2, 2001

                              NORD PACIFIC LIMITED
                              --------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    NEW BRUNSWICK, CANADA                000-19182           NOT APPLICABLE
    ---------------------                ---------           --------------
(STATE OR OTHER JURISDICTION OF      (COMMISSION FILE        (IRS EMPLOYER
        INCORPORATION)                    NUMBER)        IDENTIFICATION NUMBER)


        40 WELLINGTON ROW, SUITE 2100, SCOTIA PLAZA
             SAINT JOHN, NEW BRUNSWICK, CANADA                    87102
             ---------------------------------                    -----
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (506) 633-3800

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         ITEM 5. OTHER EVENTS

     On April 24, 2001 Dr. W. Pierce Carson, former President and Chief Executive Officer of the Company until December 31, 2000, filed an action in United States District Court for the District of New Mexico against Nord Pacific Limited and its wholly owned subsidiary Hicor corporation in which he alleges that he is entitled to early retirement, and asks the court to declare that a split dollar insurance policy, for which the Company has paid premiums, should be committed to funding his retirement. Dr. Carson also seeks to block the Company and Hicor from taking any policy loans against the split dollar policy. The Company has denied all material allegations of the complaint, and contends that it not only has the right to recoup all premium payments which have been paid by the Company and Hicor, but it has the right to a loan of the full cash value under the terms of a collateral assignment from Carson to Hicor. The Company and Hicor will vigorously defend the action.




Dated: May 2, 2001                    By: /s/ Leland O. Erdahl
                                          ---------------------
                                       Leland O. Erdahl
                                       President and Chief Executive Officer